EXHIBIT 99.1

For Immediate Release

Caliper Life Sciences Reports Second Quarter 2009 Results

— Second Consecutive Quarter of Strong Organic Revenue Growth;

Solid Momentum Toward Cash Flow Breakeven —

HOPKINTON, Mass., July 30, 2009 — Caliper Life Sciences, Inc. (NASDAQ: CALP) today reported that for the second quarter of 2009 revenues were $32.1 million compared to $34.0 million for the second quarter of 2008.  Divestitures and foreign currency translation negatively impacted comparative revenues by $3.3 million, or 10%, and $1.0 million, or 3%, respectively.  The Company narrowed its net loss to $4.1 million ($0.08 per share) in the second quarter of 2009, from a net loss of $6.7 million ($0.14 per share) in the same quarter of 2008.

Quarter Highlights

•                  Achieved 8% overall organic revenue growth compared to second quarter 2008 pro forma revenue:

•                  Optical Imaging: 17% growth (21% before currency impact)

•                  Research:  1% growth (5% before currency impact)

•                  CDAS:  14% decline (no currency impact)

•                  Earnings momentum and working capital improvement led to cash utilization of under $0.4 million for the quarter, resulting in $23.5 million of cash and cash equivalents as of June 30, 2009.

•                  Reduced adjusted net loss per share to $0.05 per share compared to $0.09 per share in the second quarter of 2008.

•                  Attracted more than 350 customers to recent “Innovation for Experimentation” seminar series and open house events held in California and Massachusetts.

Pro forma revenue and adjusted net loss per share are non-GAAP measures that exclude certain items detailed later in this release under the heading “Reconciliation of GAAP to Non-GAAP Financial Measures.”

“IVIS® imaging and LabChip® products delivered strong double digit organic growth, while overall growth was dampened by lower Automation and CDAS revenues,” commented Kevin Hrusovsky, Caliper’s president and CEO.  “Despite economic uncertainties, we achieved solid organic revenue growth for the second consecutive quarter, partly due to 23% growth in consumable sales stemming from the ramp up of LabChip and IVIS instrument installations.  In addition, our cost savings, productivity gains and inventory reductions significantly reduced cash utilization, accelerating our path toward cash flow breakeven,” added Hrusovsky.

2009 Guidance

The Company projects full year revenue of $126 to $129 million, which represents organic revenue growth of 5 to 7% over 2008 pro forma revenue.   In addition, the Company reaffirmed its

expectation to achieve positive earnings before interest, taxes, depreciation, amortization and stock-based compensation over the second half of 2009 and for the full year 2010.

Caliper reported that its revenue outlook for the third quarter of 2009 is $28 to $32 million compared to pro forma revenue (net of divestitures) of $31 million in the third quarter of 2008.

Caliper cited continuing strong demand for LabChip and IVIS instruments as a key factor in establishing this guidance.

Adjusted Results

Caliper supplements its GAAP financial reporting with certain non-GAAP financial measures. A reconciliation of Caliper’s GAAP to non-GAAP Statements of Operations is provided at the end of this release under “Adjusted Consolidated Statements of Operations.” Adjusted results of operations exclude acquisition-related revenue adjustments and non-cash expenses, such as amortization of intangibles and impairment and restructuring charges. Caliper believes that providing this additional information enhances investors’ understanding of the financial performance of Caliper’s operations and increases the comparability of its current financial statements to prior periods.

Caliper will discuss its first quarter results in a conference call to be held today, July 30, 2009 at 9:00 a.m. EDT. To participate in the call, please dial 888.713.4209 five to ten minutes prior to the call and use the participant passcode 64195782. International callers can access the call by dialing 617.213.4863 and entering the same passcode.  You may also pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PB3C889QD.

A live webcast of the call can be accessed at www.fulldisclosure.com or on the Caliper website at www.caliperLS.com in the Events section of the Investor Relations page. A webcast replay of the call will remain available until Caliper’s earnings call for the third quarter of 2009.

Telephone replays of the conference call will be available approximately two hours after the completion of the call. To access a telephone playback of the proceedings from July 30  through August 6, dial 888.286.8010 and use the participant passcode of 38849510. International callers can access the playback by dialing 617.801.6888 and using the same participant passcode.

About Caliper Life Sciences

Caliper Life Sciences is a premier provider of cutting-edge technologies enabling researchers in the life sciences industry to create life-saving and enhancing medicines and diagnostic tests more quickly and efficiently.  Caliper is aggressively innovating new technology to bridge the gap between in vitro assays and in vivo results and then translating those results into cures for human disease.  Caliper’s portfolio of offerings includes state-of-the-art microfluidics, lab automation and liquid handling, optical imaging technologies, and discovery and development outsourcing solutions. For more information please visit www.caliperLS.com.

The statements in this press release regarding future events, including statements regarding Caliper’s expectations regarding future cash flows and its ability to attain cash flow breakeven performance, its ability to achieve positive earnings before interest, taxes, depreciation, amortization and stock-based compensation over the second half of 2009 and for the full year 2010,

Caliper’s expected revenue outlook for the 2009 full year and for the third quarter ending September 30, 2009, Caliper’s expected organic revenue growth rates for the full year, and Caliper’s belief in a continuing strong demand for its LabChip and IVIS instruments are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements as a result of a number of factors, including that Caliper’s expectations regarding demand for its products and services may not materialize if capital spending by Caliper’s customers declines, if competitors introduce new competitive products, or if Caliper is unable to convince potential customers regarding the superior performance of its drug discovery and imaging systems and other products, and unanticipated difficulties may be encountered in Caliper’s planned implementation of certain changes designed to reduce operating expenses, enhance gross margins and improve efficiencies within Caliper. Further information on risks faced by Caliper are detailed under the caption “Risks Related To Our Business” in Caliper’s Annual Report on Form 10-K for the year ended December 31, 2008. Our filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov.  Caliper does not undertake any obligation to update forward-looking or other statements in this release or the conference call.

NOTE:  Caliper, IVIS, and LabChip are registered trademarks of Caliper Life Sciences, Inc.

Contact:	Media:
Peter McAree	Tim Pitta/Andrea tenBroek
Chief Financial Officer	Schwartz Communications
508.497.2215	781.684.0770

CALIPER LIFE SCIENCES, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenue:
Product revenue	$21,499	$22,024	$39,808	$39,689
Service revenue	7,905	9,290	15,562	18,298
License fees and contract revenue	2,707	2,717	5,213	5,331

Total revenue	32,111	34,031	60,583	63,318

Costs and expenses:
Cost of product revenue	12,830	13,232	24,083	24,337
Cost of service revenue	5,331	6,447	11,038	12,544
Cost of license revenue	310	282	702	566
Research and development	4,634	5,041	9,185	10,573
Selling, general and administrative	11,264	12,757	22,449	26,690
Amortization of intangible assets	1,557	2,490	3,114	4,979
Restructuring charges (credits), net	29	(27)	52	(20)

Total costs and expenses	35,955	40,222	70,623	79,669

Operating loss	(3,844)	(6,191)	(10,040)	(16,351)
Interest expense, net	(179)	(203)	(391)	(358)
Other income (expense), net	66	(87)	(117)	319
Provision for income taxes	(96)	(201)	(150)	(228)

Net loss	$(4,053)	$(6,682)	$(10,698)	$(16,618)

Net loss per share, basic and diluted	$(0.08)	$(0.14)	$(0.22)	$(0.35)
Shares used in computing net loss per common share, basic and diluted	48,806	47,897	48,716	47,790

Reconciliation of GAAP to Non-GAAP Financial Measures

Adjusted Basic Earnings per Share (see explanation of adjustments below)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

GAAP EPS - Basic	$(0.08)	$(0.14)	$(0.22)	$(0.35)
Adjustments:
Acquisition related intangible amortization (1)	1,557	2,490	3,114	4,979
Restructuring and severance costs (2)	36	95	87	705
Total Adjustments	$1,593	$2,585	$3,201	$5,684

Per share effect of adjustments	0.03	0.05	0.07	0.12

Adjusted earnings per share - Basic	$(0.05)	$(0.09)	$(0.15)	$(0.23)

We use the term “adjusted earnings per share” or “adjusted EPS” to refer to GAAP earnings per share excluding amortization of intangible assets, and restructuring and severance costs.  Adjusted earnings per share is calculated by subtracting the total per share effect of these adjustments from GAAP EPS.

The adjustments are as follows:

(1)          We exclude amortization of intangible assets from this measure because we believe intangible asset amortization charges do not represent what our management and our investors believe are the costs of developing, producing, supporting and selling our products and the costs to support our internal operating structure.

(2)          We exclude restructuring and severance costs from this measure because they tend to occur as a result of specific events such as acquisitions, divestitures, repositioning our business or other unusual events that could make comparisons of long-range trends difficult for management or investors and could distort performance measures involving our internal investments and the costs to support our operating structure.

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

Non-GAAP Revenues for the Three Months Ended June 30, 2009

	Three Months Ended June 30,
	GAAP		Non-GAAP Adjustments (1)		Non-GAAP			Non-
	(in thousands)						GAAP	GAAP
	2009	2008	2009	2008	2009	2008	% Chg	% Chg
Research	$15,082	$18,226	$—	$(3,299)	$15,082	$14,927	(17)%	1%
Imaging	12,906	11,016	—	—	12,906	11,016	17%	17%
Services (CDAS)	4,123	4,789	—	—	4,123	4,789	(14)%	(14)%
Total revenue	$32,111	$34,031	$—	$(3,299)	$32,111	$30,732	(6)%	4%

Non-GAAP Revenues for the Six Months Ended June 30, 2009

	Six Months Ended June 30,
	GAAP		Non-GAAP Adjustments (1)		Non-GAAP			Non-
	(in thousands)						GAAP	GAAP
	2009	2008	2009	2008	2009	2008	% Chg	% Chg
Research	$28,603	$33,205	$(343)	$(6,192)	$28,260	$27,013	(14)%	5%
Imaging	23,647	20,790	—	—	23,647	20,790	14%	14%
Services (CDAS)	8,333	9,323	—	—	8,333	9,323	(11)%	(11)%
Total revenue	$60,583	$63,318	$(343)	$(6,192)	$60,240	$57,126	(4)%	5%

(1) For purposes of comparing growth rates for each of the three principal areas of our business, the above non-GAAP table reconciliations exclude revenues related to the PDQ and AutoTrace product lines divested in November 2008.  The $343 of 2009 revenue included remaining first quarter revenues associated with the AutoTrace product lines.  The Company anticipates no further revenue from either of the former PDQ or AutoTrace product lines in 2009.

CALIPER LIFE SCIENCES, INC.

SELECTED FINANCIAL INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2009	2008
	(unaudited)	*
Assets
Current assets:
Cash, cash equivalents and marketable securities	$23,467	$26,701
Accounts receivable, net	25,166	27,396
Inventories	14,395	17,579
Other current assets	2,420	2,481

Total current assets	65,448	74,157
Property and equipment, net	9,948	10,735
Intangible assets, net	31,273	34,399
Goodwill	22,905	22,905
Other assets	776	882

Total assets	$130,350	$143,078

Liabilities and stockholders’ equity
Current liabilities	$36,043	$39,367
Credit facility	14,900	14,900
Other long-term obligations	11,087	12,073
Stockholders’ equity	68,320	76,738

Total liabilities and stockholders’ equity	130,350	$143,078

*Note: Derived from audited financial statements for the year ended December 31, 2008.

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